SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS
SIGNATURE

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS

     On October 1, 2004, Ashford Hospitality Trust, Inc. (the “Company”) acquired the Hyatt Orange County hotel in Anaheim, California, from Atrium Plaza, LLC. The purchase price was $81.0 million in cash, inclusive of the seller’s commitment to fund a $6.0 million renovation which will be completed in November 2004. The purchase price was the result of an arms’ length negotiation.

     The Hyatt Hotel has 654 rooms in two towers connected with a 17-story atrium, 65,000 square feet of meeting space, an exercise facility, restaurant, Starbucks and Pizza Hut outlets, two swimming pools, a business center, and a gift shop. The hotel is located approximately one mile south of the entrance to Disneyland Park, the Anaheim Convention Center, Downtown Disney District, and California Adventure.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer